As filed with the Securities and Exchange Commission on September 28, 2010
Registration No. 333-168983

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO THE

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Modern Mobility Aids, Inc.

 (Exact name of Registrant as specified in its charter)

                                      Nevada

 (State or other jurisdiction of incorporation or organization)

                                       5047

 (Primary Standard Industrial Classification Code Number)

                                    Pending

 (I.R.S. Employer Identification Number)

         1821 Walden Office Square, Suite 400, Schaumburg, IL 60173; Phone: (847)303-0280; Fax: (847)303-1121

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

Sergei Khorolski, C.E.O.

       1821 Walden Office Square, Suite 400, Schaumburg, IL 60173; Phone: (847)303-0280; Fax: (847)303-1121

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Karen Batcher, Esq.

Synergen Law Group

819 Anchorage Place, Suite 28

Chula Vista, CA 91914

Tel:  (619) 475-7882

Fax:  (619) 512-5184

 As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer [  ]                                                                                 Accelerated Filer    [  ]

 Non-Accelerated Filer [  ]  (Do not check if a smaller reporting company)            Smaller Reporting Company [x]

Proposed
		Maximum	Proposed Maximum
Class of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	per Share	Price	Registration Fee (1)

Common Stock	32,000,000	$0.0125	$400,000	$28.52

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Modern Mobility Aids, Inc.

SHARES OF COMMON STOCK

3,200,000 MINIMUM - 32,000,000 MAXIMUM

Before this Offering, there has been no public market for our common stock.  In the event that we sell at least the minimum number of shares in this Offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over-the-Counter Bulletin Board operated by the Financial Industry Regulatory Authority.  There is no assurance that our shares will ever be quoted on the Over-the-Counter Bulletin Board.

We are offering a minimum of 3,200,000 and a maximum of 32,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.0125 per share. In the event that 3,200,000 shares are not sold within 180 days of the effective date of our Prospectus, or within an additional 90 days if we choose so, all money received by us will be promptly, returned to you with interest and without deduction of any kind.  The extension of an additional 90 days would result in an offering period of up to 270 days total. Funds will be held in a separate account.  The foregoing account is not an escrow, trust, or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds. Only our officers and Directors will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 180 days or, if extended, 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, you may lose your entire investment notwithstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims.

Our common stock will be sold on our behalf by Sergei Khorolski and Valeri Politika, our Directors. Our Directors will not receive any commissions or proceeds from the offering for selling shares on our behalf.

If we raise only the minimum amount of proceeds from this offering we will have limited funds available to build and grow our business. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Investing in our common stock involves risks.  See "Risk Factors" starting on page 7.

	Offering Price	Expenses		Proceeds to Us

Per Share - Minimum	$0.0125	$0.002	7	$0.0098
Per Share - Maximum	$0.0125	$0.002	7	$0.0098
Minimum	$40,000	$8,580		$31,420
Maximum	$400,000	$8,580		$391,420

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is ______________.

PROSPECTUS SUMMARY

 The following summary highlights selected information contained in this Prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this Prospectus, including but not limited to, the risk factors beginning on page 8. In addition, certain statements are forward-looking statements which involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements.”

References in this Prospectus to “Modern Mobility Aids”, “Company”, “we”, “our”, or “us” refer to Modern Mobility Aids, Inc.  and its subsidiary, on a consolidated basis, unless otherwise indicated or the context otherwise requires.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual  results  may  differ   materially   from  those   anticipated  in  these forward-looking  statements  for many  reasons,  including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were formed on December 19, 2007. Modern Mobility Aids is a wholesaler/distributor of mobility products such as scooters, power chairs, wheelchairs, walkers and canes in the Russian market. We plan to import, market and sell a range of mobility products to the Russian market.

On September 2, 2009 we have incorporated a wholly owned (ownership interest – 100%) subsidiary Modern Mobility Aids, Inc. (Canada) an Ontario, Canada, based company. Our consolidated financial statements include the accounts of our subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

We have commenced our operations during the year ended June 30, 2010. As of June 30, 2010 we have generated $7,850 in revenues and have incurred $10,544 in losses since our inception on December 19, 2007. We have relied upon the sale of our securities in unregistered private placement transactions, cash advances from our directors and revenues to fund our operations.  We are a development stage company and we do not expect to generate revenue sufficient enough to sustain our operations for the next 12 months.  Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our corporate activities.  Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from inception (December 19, 2007) to June 30, 2010, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This Offering and any investment in our common stock involves a high degree of risk.  If we are unable to generate significant revenue, we may be obliged to cease business operations due to lack of funds. If we raise only the minimum amount of proceeds from this offering we will have limited funds available to build and grow our business. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

We do not seek to engage in a merger, acquisition or business combination. We face many challenges to continue operations, including our lack of operating history, lack of sufficient revenues to date, and the losses we have incurred to date.  Please review the "Risk Factors" starting on page 7 of this offering.

Our Directors collectively own 100% of the outstanding shares of our common stock as of the date of this Offering.  If minimum amount of the shares will be sold, our Directors will own 67% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our principal executive offices are located at 1821 Walden Office Square, Suite 400, Schaumburg, IL 60173 and our telephone number is (847)303-0280.

The Offering

Following is a brief summary of this Offering:

Securities being offered:	3,200,000 shares of common stock minimum and 32,000,000 shares of common stock maximum, par value $0.001
Offering price per share:	$ 0.0125
Offering period:	The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Net proceeds to us:	Approximately $31,420 assuming the minimum number of shares is sold. Approximately $391,420 assuming the maximum number of shares is sold.
Use of proceeds:	We will use the proceeds to pay for the implementation of our business plan, administrative expenses and general working capital. (i)

Number of shares outstanding before the offering:	6,500,000
Number of shares outstanding after the offering:	9,700,000 (if minimum number of shares are sold) 38,500,000 (if maximum number of shares are sold)

 (i) If the minimum amount of the shares is sold we will use the proceeds to pay for offering expenses of $8,580.  Of the $8,580, the amounts to be paid from the proceeds for expenses of the offering are: $3,000 for accounting fees; $800 for filing fees; $4,000 for legal fees; $30 for registration fee; and $750 for transfer agent fees.  We will use the rest of the funds (net of offering expenses) for inventory purchase, marketing and advertising, travel expenses ($18,500) during implementation of the Phases I, II and III of our plan of operation, payment of current liabilities ($5,446) and for general working capital ($7,474).

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus. The summary information below should be read in conjunction with “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this Prospectus.

Income Statement Data:

From inception
(December 19, 2007) to
June 30,
2010
Revenue	$7,850
Expenses	$13,236
Net Income (Loss)	$(10,544)

Balance Sheet Data:

As of June 30,
2010
Working Capital (deficit)	$(4,044)
Total Assets	$2,902
Total Liabilities	$6,946

As of June 30, 2010, we had a working capital deficit of $4,044 and accumulated losses of $10,544 since inception.

RISK FACTORS

You should carefully consider the risks described below and other information contained in this prospectus before making an investment decision. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected.

We are mainly dependent upon the funds to be raised in this offering to advance our business, the proceeds of which may be insufficient to achieve adequate revenues to remain in business and our business will fail.

We are a startup company and we have limited operations.  We need the proceeds from this offering to pay for inventory, marketing, professional fees, travel and general and administrative expenditures.  We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues.  There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us.  If we are not able to obtain needed financing, we may have to cease operations and investors will lose all of their investment.

We depend on our relationships with our vendors and a disruption of these relationships or of our vendors’ operations could have an adverse effect on our business and results of operations.

There are a limited number of mobility scooter manufacturers we rely on to provide us with products to re-sell. Our business depends on developing and maintaining productive relationships with these vendors. There can be no assurance that these suppliers will continue to supply products to us on favorable terms, or at all. Furthermore, in the event that any of our vendors were to experience financial, operational, production, supply, labor or quality assurance difficulties that resulted in a reduction or interruption in our supply, or if they otherwise failed to meet manufacturing requirements, we could be materially adversely affected. In addition, our failure to promptly pay or order sufficient quantities from our vendors may result in an increase in the cost of the products we purchase or a reduction in cooperative advertising and marketing funds or may lead to vendors refusing to sell products to us at all,  which could have a material adverse effect on us.

We currently do not have long-term agreements with any of our potential manufacturers, and any of these manufacturers may unilaterally terminate their relationship with us at any time in the future.

The industry in which the company operates is highly competitive and some of the company’s competitors may be larger and may have greater financial resources than the company does.

The home medical equipment market is highly competitive and the company’s products face significant competition from well-established competitors. The products we plan to re-sell may not be able to compete successfully with the products of our competitors on price, design or distribution. We may encounter increased competition in the future from existing competitors or new competitors.  The strong competition that we face may have a material adverse affect on our business.

We could be subject to product liability, personal injury or other litigation claims which could have an adverse effect on our business, financial condition and results of operations.

The sale of home health care devices and related products exposes the company to a significant risk of product liability claims.

Purchasers of our products, or their employees or customers, could be injured or suffer property damage from exposure to, or defects in, products we sell or distribute, or have sold or distributed in the past, and we could be subject to claims, including product liability or personal injury claims. These claims may not be covered by insurance and vendors may be unwilling or unable to satisfy their indemnification obligations to us with respect to these claims. As a result, the defense, settlement or successful assertion of any future product liability, personal injury or other litigation claims could cause us to incur significant costs and could have an adverse effect on our business, financial condition, results of operations or cash flows.

The company is subject to certain risks in our international operations

We expect that most of our sales will be generated outside the United States of America. We will be accordingly subject to a number of risks, any of which could harm our business, relating to doing business internationally, including:

1. Exchange controls and currency exchange rates

2. Inflation

3. Political and economic instability

4. Foreign tax treaties and policies

5. Restrictions on the transfer of funds to and from foreign countries

6. General economic conditions where end users of the company’s products reside.

Fluctuations in foreign currency exchange rates could harm our results of operations.

We intend to sell a majority of our products in transactions denominated in Russian currency; however, we will purchase our products from our manufacturers in transactions denominated in US Dollars. As a result, we are exposed to gains and losses resulting from the effect those fluctuations in foreign currency exchange rates. Currency exchange rates are subject to fluctuation due to, among other things, changes in local, regional or global economic conditions, the imposition of currency exchange restrictions and unexpected changes in regulatory or taxation environments. Significant fluctuations in foreign currency exchange rates may adversely affect our business.

The home medical equipment industry is subject to cycles in the general economy. A downturn in the economy negatively could impact our business

Further downturn in the economy may reduce consumer spending by decreasing the overall demand for mobility scooters, which could adversely affect our revenues, cash flow and profits. A slowdown in economic activity could adversely affect our results.

The funds raised in this offering and held by us during pendency of the offering may be subject to creditor’s claims.

We are offering 3,200,000 shares of common stock minimum, 32,000,000 shares of common stock maximum in a direct public offering, without any involvement of underwriters or broker/dealers.  In the event that 3,200,000 shares are not sold within 180 days of the effective date of our Prospectus, or within an additional 90 days if we choose so, all money received by us will be promptly, returned to you with interest and without deduction of any kind.   We will return your funds to you in the form a cashier’s check sent by Federal Express on the 181st day or, if extended, on the 271st day.  If at least 3,200,000 shares are sold within 180 days of the effective date of our Prospectus or, if extended, within the additional 90 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate bank account. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days or, if extended, 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds. There is no escrow, trust or similar account in which your subscription will be deposited. Only our officers and directors will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 180 days or, if extended, 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, you may lose your entire investment notwithstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims.

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on December 19, 2007, have realized $7,850 in revenues and incurred $10,544 in losses since inception.  We have very little operating history upon which an evaluation of our future success or failure can be made.  Based upon current plans, we expect to incur net operating losses in future periods because we will be incurring expenses and generating revenues, which may not be sufficient to cover our operating costs.  We cannot guarantee that we will be successful in generating significant revenues in the future.  Failure to achieve a sustainable sales level will cause us to go out of business.

There is substantial uncertainty as to whether we will continue operations.  If we discontinue operations, you could lose your investment.

Our registered independent auditors have discussed their uncertainty regarding our business operations in their audit report dated August 3, 2010.  This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such, we may have to cease operations and you could lose your entire investment.

We depend on key personnel.

 Our future  success  will  depend  in  part  on the  continued  service  of key personnel,  particularly, Sergei Khorolski, our  President, Chief  Executive Officer and Director, Valeri Politika our Secretary, Treasurer, Chief Financial Officer and Director.  We have not entered into employment agreements with our Directors and officers. If any of them will choose to leave the company we will face significant difficulties in attracting potential candidates for replacement of our key personnel due to our limited financial resources and operating history. In addition, the loss of any key employees or the inability to attract or retain qualified personnel could delay our plan of operations and harm our ability to sell our current inventory and harm the market’s perception of us.

Our officers, directors, consultants and advisors are not obligated to commit their time and attention exclusively to our business and therefore they may encounter conflicts of interest with respect to the allocation of time and business opportunities between our operations and those of other businesses.

Our directors are not obligated to commit their time and attention exclusively to our business and, accordingly, they may encounter conflicts of interest in allocating their own time, or any business opportunities which they may encounter, between our operations and those of other businesses.

Currently, Mr. Sergei Khorolski our President, Chief Executive Officer and Director, Mr. Valeri Politika our Secretary, Treasurer, Chief Financial Officer and Director each commit between 20% and 25% of their time to our business in their capacities as officers and directors. Nevertheless, if the execution of our business plan demands more time than is currently committed by any of our officers, directors, consultants or advisors, they will be under no obligation to commit such additional time, and their failure to do so may adversely affect our ability to carry on our business and successfully execute our business plan.

Additionally, all of our officers and directors, in the course of their other business activities, may become aware of investment, business or information which may be appropriate for presentation to us as well as to other entities to which they owe a fiduciary duty. They may also in the future become affiliated with entities that are engaged in business or other activities similar to those we intend to conduct. As a result, they may have conflicts of interest in determining to which entity particular opportunities or information should be presented. If, as a result of such conflict, we are deprived of investment, business or information, the execution of our business plan and our ability to effectively compete in the marketplace may be adversely affected.

Because our management has limited experience running a mobility products business, our business has a higher risk of failure.

Our Directors have no or limited experience in the home medical industry. As a result, we may not be able to recognize and take advantage of opportunities without the aid of qualified marketing, sales, and business development consultants. Our Directors’ decisions and choices may not be well thought out and our operations, earnings, and ultimate financial success may suffer irreparable harm as a result.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Modern Mobility Aids, Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend.  Because we do not intend to declare dividends, any gain on an investment in Modern Mobility Aids will need to come through appreciation of the stock’s price.

Holders of our common stock may have limited recourse against us and our directors and executive officers because all of our directors and all of our executive officers reside outside the United States.

All of our directors and all of our executive officers reside outside the United States. The assets of all of our directors and executive officers are located outside the United States. As a result, holders of our common stock may be limited in their ability to effect service of process within the United States upon our directors and executive officers or to enforce in a U.S. court a judgment obtained against our directors and executive officers in jurisdictions outside the United States, including actions under the civil liability provisions of U.S. securities laws. In addition, it may be difficult for holders of our common stock to enforce, in original actions brought in courts in jurisdictions outside the United States, liabilities predicated upon U.S. securities laws.

Because our Directors, who are also our sole promoters, will own 67% of our outstanding common stock, if the minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our Directors, Sergei Khorolski and Valeri Politika own 100% of the outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 67% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act and other applicable securities rules and regulations. None of our senior executives has managed a public company. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.  Neither we nor our selling stockholders have engaged an underwriter for this Offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  If an active  trading market does  develop,  the  market  price of our  common  stock is  likely to be highly volatile due to, among other  things,  the nature of our business and because we are a new public company with a limited operating  history.  Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

      -   variations in our quarterly operating results;

     -    changes in general economic conditions;

     -    announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

     -    loss of a major customer, partner or joint venture participant; and

     -    the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion,  experienced  significant price and volume fluctuations that have affected the market prices for many companies' securities and that  have  often  been  unrelated  to the  operating  performance  of these companies.  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

You could be diluted from our future issuance of capital stock and derivative securities.

As of September 28, 2010, we had 6,500,000 shares of common stock outstanding and no shares of preferred stock outstanding.  We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock.  To the extent of such  authorization,  our Board of  Directors  will have the  ability, without seeking stockholder approval, to issue additional shares of common stock or  preferred  stock  in the  future  for  such  consideration  as the  Board of Directors may consider  sufficient.  The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

If our common stock is accepted for quotation on the OTC Bulletin Board, the application of the “Penny Stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.  The Securities and Exchange Commission has adopted Rule 3A51-1, which establishes the definition of a “Penny Stock,” for the purposes relevant to us, as any equity security that has market price of less than $5.00 per share or within an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15G-9 require:

      -   that a broker or dealer approve a person's account for transactions in penny stocks; and

      -   the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

 In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      -   obtain financial information and investment experience objectives of the person; and

      -   make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

     -   sets forth the basis on which the broker or dealer made the suitability determination; and

     -   that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     -   Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

FORWARD-LOOKING STATEMENTS

This Prospectus  contains  forward-looking  statements which involve assumptions and describe our future  plans,  strategies  and  expectations,  are  generally identifiable   by  use  of  the  words  "may,"   "will,"   "should,"   "expect," "anticipate,"  "estimate,"  "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such  forward-looking  statements  include  statements  regarding,  among  other things, (i) the potential markets for our products, our potential profitability and cash flows, (ii) our growth  strategies,  (iii)  anticipated  trends in the mobility products industry,  (iv) our  future  financing  plans and (v) our  anticipated  needs for working  capital.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under “Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.  In addition to the information expressly required to be included in this filing, we will provide such further material  information,  if any, as may be necessary to make the required statements,  in light of the circumstances under which they are made, not misleading.

Although  forward-looking  statements  in this  Prospectus  reflect  the good  faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks,  business,  economic and other risks and  uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our Prospectus which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.  If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.  We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

USE OF PROCEEDS

Our Offering is being made on a self underwritten basis - with a minimum of $40,000 in gross proceeds.  The table below sets forth the use of proceeds if $40,000 (i.e. gross proceeds of the minimum offering) or $400,000 (i.e. gross proceeds of the maximum offering) of our common stock is sold.

Our Offering is being conducted on a best-efforts minimum 3,200,000/ maximum 32,000,000 basis. The offering scenarios presented below are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

	Minimum Offering Proceeds (Gross: $40,000)	Maximum Offering Proceeds ( Gross: $400,000)
Gross proceeds	$40,000	$400,000
Offering expenses	8,580	8,580
Net proceeds	$31,420	$391,420

The net proceeds will be used as follows:

	Minimum Offering Proceeds (Net: $31,420)	Maximum Offering Proceeds ( Net: $391,420)
Inventory	$5,000	$160,000
Liabilities	5,446	6,946
Logistics and travel	5,000	30,000
Marketing and trade shows	6,500	95,000
Product certification	2,000	7,000
General and administrative	7,474	92,474
TOTAL	$31,420	$391,420

Total offering expenses are approximately $8,580.  Of the $8,580, the amounts to be paid from the proceeds for expenses of the offering are: $3,000 for accounting fees; $800 for filing fees; $4,000 for legal fees; $30 for registration fee; and $750 for transfer agent fees.  If the minimum amount of the shares is sold, we will use the proceeds to pay some of our outstanding, as of June 30, 2010, liabilities of approximately $5,446, which represent the following amounts:  organization and a subsidiary incorporation costs of $1,347, filing fees of $825, consulting fees of $900, office expenses of $412 and travel and promotion expenses of $1,962.  If the maximum amount of the shares is sold, we will pay all of our outstanding liabilities as of June 30, 2010, totaling $9,946 which represents current accounts payable and accrued liabilities of $5,446 and $1,500 in management fees owed to our Directors.

In the future, in addition to equity financing, we may rely on loans from our Directors and officers to continue our operations; however, there are no assurances that our Directors will provide us with any additional funds.  Currently, we do not have any arrangements for additional financing.  If we are not able to obtain needed financing, we may have to cease operations.

DETERMINATION OF OFFERING PRICE

The offering price of $0.0125 of our common stock has been arbitrarily determined in order for us to raise up to a total of $400,000 in this Offering and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION OF THE PRICE PER SHARE

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  As of June 30, 2010, the net tangible book value of our shares of common stock was a deficit of $(4,044) or approximately $0.00 per share based upon 6,500,000 shares outstanding.

If the maximum number of shares is sold:

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 38,500,000 shares to be outstanding will be $391,420, or approximately $0.0102 per share.  The amount of dilution to the shareholders acquiring shares in this offering will be $0.0023 per share.  The net tangible book value of the shares held by our existing shareholder will be increased by $0.0102 per share without any additional investment on their part.  The shareholders acquiring shares in this Offering will incur an immediate dilution from $0.0125 per share to $0.0102 per share.

After completion of this Offering, if 32,000,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 83.12% of the total number of shares then outstanding shares for which the shareholders acquiring shares will have made cash investment of $400,000, or $0.0125 per share.  Our existing shareholders will own approximately 16.88% of the total number of shares then outstanding, for which they have made contributions of cash of $6,500, or $0.001 per share.

If the minimum number of shares is sold:

Upon completion of this Offering, in the event 3,200,000 shares are sold, the net tangible book value of the 9,700,000 shares to be outstanding will be $10,637 or approximately $ 0.0032 per share.  The amount of dilution to the shareholders acquiring shares in this offering will be $ 0.0093 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.0032 per share without any additional investment on their part.  The shareholders acquiring shares in this offering will incur an immediate dilution from $0.0125 per share to $ 0.0032 per share.

After completion of this Offering, if 3,200,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 33.0% of the total number of shares then outstanding for which the shareholders acquiring shares have made cash investment of $40,000, or $0.0125 per share.  Our existing shareholders will own approximately 67.0% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $6,500, or $0.001 per share.

The following table compares the differences of investment in our shares to the shareholders acquiring shares in this Offering with investment in our shares of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.00
Net tangible book value per share after offering	$0.0102
Increase to present stockholders in net tangible book value per share after offering	$0.0102
Capital contributions	$6,500
Number of shares outstanding before the offering	6,500,000
Number of shares after offering held by existing stockholders	6,500,000
Percentage of ownership after offering	16.88%

Purchasers of shares in this Offering if all shares sold:

Price per share	$0.0125
Dilution per share	$0.0023
Capital contributions	$400,000
Number of shares after offering held by public investors	32,000,000
Percentage of ownership after offering	83.12%

Existing stockholders if the minimum number of shares sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.00
Net tangible book value per share after offering	$0.0032
Increase to present stockholders in net tangible book value per share after offering	$0.0032
Capital contributions	$6,500
Number of shares outstanding before the offering	6,500,000
Number of shares after offering held by existing stockholders	6,500,000
Percentage of ownership after offering	67.00%

Purchasers of shares in this Offering if the minimum number of shares sold:

Price per share	$0.0125
Dilution per share	$0.0093
Capital contributions	$40,000
Number of shares after offering held by public investors	3,200,000
Percentage of ownership after offering	33.00%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 3,200,000 shares of common stock minimum, 32,000,000 shares of common stock maximum in a direct public offering, without any involvement of underwriters or broker/dealers. The offering price is $0.0125 per share.  In the event that 3,200,000 shares are not sold within 180 days of the effective date of our Prospectus, or within an additional 90 days if we choose so, all money received by us will be promptly, returned to you with interest and without deduction of any kind.   We will return your funds to you in the form a cashier’s check sent by Federal Express on the 181st day or, if extended, on the 271st day.  If at least 3,200,000 shares are sold within 180 days of the effective date of our Prospectus or, if extended, within the additional 90 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate bank account. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days or, if extended, 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds. There is no escrow, trust or similar account in which your subscription will be deposited. Only our officers and directors will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 180 days or, if extended, 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our  creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, you may lose your entire investment notwithstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims.

There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the Offering.  You will not have the right to withdraw your funds during the Offering.  You will only have the right to have your funds returned if we do not raise the minimum amount of the Offering or if there is a material change in the terms of the Offering.  The following are material changes that would entitle you to a refund of your money:

-        a change in the offering price;

-        a change in the minimum sales requirement;

-        a change in the amount of proceeds necessary to release the funds held in the separate bank account;

-        a change to allow sales to affiliates in order to meet the minimum sales requirement; and

-        an extension of the offering period beyond 270 days.

We will sell the shares in this Offering through our Directors, Sergei Khorolski and Valeri Politika.  They will receive no commission from the sale of any shares.  They will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1.    The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.     The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.   The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our Directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer.  They are and will continue to be our officers and Directors at the end of the Offering and have not been during the last 12 months and are currently not broker-dealers or associated with a broker-dealer.  They have not during the last twelve months and will not in the next 12 months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the Offering.  We will not utilize the Internet to advertise our Offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This Offering will start on the date of this Prospectus and continue for a period of up to 180 days, and an additional 90 days, if so elected by our Board of Directors. The extension of an additional 90 days would result in an offering period of up to 270 days total.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check, money order or certified funds to us for acceptance or rejection.  All checks, money orders or certified funds for subscriptions must be made payable to Modern Mobility Aids, Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a start-up stage corporation with limited operations and limited revenues from our business operations.  Our registered independent auditors have issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months.  We do not anticipate that we will generate significant revenues until we have established our wholesale operations and developed distribution channels with sales sufficient to generate a healthy profit margin.  Accordingly, we must raise cash from sources other than operations.

To meet our need for cash we are attempting to raise money from this offering.  If we raise the minimum amount through this offering, we will be able to continue operations and remain in business for 12 months.  If we are unable to generate revenues after the 12 months for any reason, or if we are unable to make a reasonable profit after 12 months, we may have to cease operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.  If we raise the minimum amount of money from this offering, it will last for 12 months but with limited funds available to build and grow our business.  If we raise the maximum amount, we believe we can achieve profitable operations, however, we cannot guarantee that proceeds from this offering will be sufficient for us to continue as going concern.  If we raise less than the maximum amount and we need more money, we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans.  Other than as described in this paragraph, we have no other financing plans.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance.  We are in the start-up stage of operations and have generated minimal revenues.  We cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in inventory, shipping, and marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, increases in legal fees related to filings and regulatory compliance and increases in travel expenditures.

To become profitable and competitive, we have to successfully promote and increase sales and distribution of our products.

We anticipate relying on equity sales of our common stock in order to continue to fund our business operations.  Issuances of additional shares will result in dilution to our existing stockholders.  There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on December 19, 2007, through June 30, 2010.

Our results of operations, as reported in our consolidated financial statements, incorporate results of operations of our wholly owned Canadian subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

We were formed on December 19, 2007, and commenced our operations during the year ended June 30, 2010. Modern Mobility Aids is a wholesaler/distributor of mobility products such as scooters, power chairs, wheelchairs, walkers and canes in the Russian market.

During the period from December 19, 2007 (inception), through June 30, 2010, we have generated $7,850 in revenues from sales and incurred $10,544 in losses since inception. Subsequent to June 30, 2010, during our first quarter of fiscal 2011, we have generated additional $1,656(unaudited) in revenues from sales. To date our revenue derived from sales of scooters and scooter accessories, uplift electric chairs, walkers and bikes. The increase in revenue was attributable to the introduction of new products. Our cost of revenues consisted of the cost of the items we had sold and freight expenses.

We have purchased the products we sold from various independent resellers/suppliers in North America. We will continue purchasing and selling mobility products in small quantities from various suppliers until we find the products with highest profit margin. Once the line of products is determined, we plan to establish a wholesale account with the manufacturer/reseller of the products as our “principal” supplier. As of the date of this prospectus we have not setup a wholesale account with a principal supplier. There is no guarantee that our application for wholesale accounts will be approved by the manufacturers. We may not be able to purchase products at favorable wholesale prices, which will negatively impact our business.

We intend to distribute our products through a network of local distributors in Russia. As of the date of this prospectus we have signed a broker agreement with OOO Elite Moto (“Elite Moto”), a company based in Moscow, Russia. Elite Moto will represent our products in the Moskovskaya Oblast’ region, which includes Moscow and the surrounding suburbs. We depend on Elite Moto, as our major customer, in generating revenues from sales of mobility products and accessories in Moscow region of the Russian market.

As of June 30, 2010, we incurred $13,236 in operating costs including $3,000 for accounting fees; $4,400 for consulting and management fees, $775 for organization costs and $5,061 for other general and administrative costs.

We hired consultants in the areas of bookkeeping and accounting.  We also retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements.  As of the date of this prospectus we have not hired any full or part time employees. We plan to hire additional personnel, based on the activity level of our operations, product delivery requirements and our cash flow within twelve months from the effective date of our registration statement.

Since inception, we have sold 6,500,000 shares of common stock at $0.001 per share to our Directors for total proceeds of $6,500. We have reserved the domain name www.modernmobilityaids.com in anticipation of future expansion. We have not developed our website as of the date of this offering.

Government Regulations

GOST R Certificate of Conformity

The GOST R Certificate of Conformity is the most common and permissive document in Russia, testifying that the product meets necessary safety standards.  Original or certified copy of the Certificate of Conformity is required for customs clearance at the Russian border as well as for sale and/or marketing within the country.  The certified product should be marked by the registered GOST R sign (so called Mark of Conformity), which clearly demonstrates product compliance to the applicable Russian standards.

Depending on the annual export volume, there are different types of Certificates of Conformity determining the evaluation procedure:

  Single shipment certificates.  The “Consignment Certificate of Conformity” is a trade document valid for one consignment only, i.e. for a certain quantity and type of product.  This kind of certificate is advisable if a company exports to Russia sporadically.
  Certificates for serial production.  The “Serial Production Certificate of Conformity” is a trade document whose validity can vary from 12 months to 3 years depending on nature of the products.  Such a document enables a company to export an unlimited number of shipments and quantities of heterogeneous goods produced during the certificate validity period.  This type of GOST R certificate is especially suitable for companies with regular export activities and a wide product range.  To ensure compliance of products to Russian standards after the certificate has been issued, an annual inspection by an accredited Certification Body is necessary.

We will verify with our prospective suppliers if they have the GOST R certificates for the products they manufacture.  There is a chance that some products, e.g. Legend Power Scooter have been certified for sale in Russia, since similar products are being sold by our competitors on the Russian market.  If certification will be necessary, we plan to hire consultants specializing in GOST R certification.  There are a number of companies in North America that offer these services.  Due to the start up nature of our business, we do not expect large trading volumes and will be seeking certification for each shipment.  There is no guarantee that we will be able to obtain all necessary certifications.

Liquidity and Capital Resources

As of June 30, 2010, our total assets consisted of cash of $2,902 and our total liabilities were $6,946 for a total working capital deficit of $(4,044). During the period from December 19, 2007 (inception) through June 30, 2010 we have financed our operations through the issuance of 6,500,000 shares of common stock at $0.001 per share to our Directors for total proceeds of $6,500 and revenues of $7,850.

We expect to incur substantial losses over the next two years.  As of June 30, 2010, we had cash of $2,902 and we believe that we need approximately an additional $31,000 to meet our working capital requirements over the next 12 months.  Our intention is to obtain this money through this offering. We intend to use the proceeds from this offering to finance our ongoing operations and implementation of our short-term (12 months) business plan (see Plan of Operations, page 21). As of the date of this Registration Statement we do not have any other arrangements of sources of financing beside anticipated proceeds from this offering and proceeds from future sales of our products.

There are three key elements of our long term plan (five-year period):

-          Expansion of  our portfolio by diversifying our offerings with new innovative products;

-          Introduction of  new product categories; and

-          Expansion into new sales territories, increasing number of distributors, and uncovering new distribution channels.

We anticipate future capital requirements for financing of our ongoing operations to be approximately $80,000 per year. In addition we will require approximately $400,000 over the five-year period for introduction of the new products, new product categories and expansion of our sales territories.

Due to the “start up” nature of our business, we expect to incur losses as it expands.  To date, our cash flow requirements have been primarily met by debt and equity financings.   Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g. bank loan, line of credit, shareholder loan) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this Prospectus or any supplement hereto.  We have not authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since that date.

We were formed on December 19, 2007. Our plan is to import and sell scooters, power chairs, walkers, wheelchairs and other mobility products to the Russian market. We do not manufacture the products we offer for sale. On September 2, 2009 we have incorporated a wholly owned (ownership interest –100%) subsidiary Modern Mobility Aids, Inc. (Canada).

References in this Prospectus to “Modern Mobility Aids” refer to Modern Mobility Aids, Inc. and its subsidiary, on a consolidated basis, unless otherwise indicated or the context otherwise requires.

MOBILITY SCOOTER INDUSTRY

Indoors

The indoor category mainly consists of 3-wheel indoor models. What makes these models appropriate for indoor use is their tight turning radius. Very few 4-wheel indoor scooters will have the tight turning radius necessary to easily maneuver for indoor use. Indoor scooters also have a low ground clearance, which maximizes indoor stability.

3-Wheel Indoor

3-Wheel scooters are most often the best choice for indoor use. Travel models are considerably lighter and usually disassemble into 3 or 4 easy-to-manage pieces, which allows them to be readily transported in the trunks of small, mid-size, and large vehicles. In addition, they usually provide an even tighter turning radius than a non-travel 3-wheel model and are usually the most inexpensive option. Some disadvantages of the 3-wheel travel scooter are a smaller battery size, and the need for increased caution when driven on uneven terrain.

4-Wheel Indoor

4-Wheel scooters offer another viable solution for indoor use. They are still compact, and only slightly less maneuverable than the 3-wheeled scooters. One advantage of the 4-wheel travel model is the additional stability that it provides for limited outdoor use, such as in a grocery store parking lot. This type of scooter is still very affordable and easy to transport.

Indoors /Outdoors

The most appropriate scooter for indoor/outdoor use is a 3-wheel medium-to-full-size scooter. They are extremely versatile and vary greatly in size, power, stability, durability, speed, comfort, and many other factors.

3-Wheel

For outdoor use, 3-wheel scooters provide great functionality while retaining the turning radius necessary if you want to travel indoors, for example, in a grocery store. Full-size 3-wheel mobility scooters have larger tires and are heavy enough to provide good outdoor stability, yet are still maneuverable enough to navigate indoors. Most are equipped with batteries that provide approximately 20-25 miles per charge, and they generally have a higher top speed to allow you to travel longer distances in a shorter amount of time. Many also have a rear suspension to provide a smooth ride on uneven terrain. Although the components will be reasonably heavier than those of a travel model, most 3-wheel scooters can be easily disassembled for transport in a large vehicle.

Outdoors

Outdoor scooters are big, spacious, tough, and powerful. While some of these scooters are meant for use only on level surfaces such as sidewalks and pavement, many scooters in the 4-Wheel and Heavy-Duty categories provide off-road capabilities.

4-Wheel

4-Wheel mobility scooters are the most reliable models for consistent outdoor use. They usually have a longer wheelbase and wider track, not to mention the stability of 4 wheels. The added stability is critical when traveling down or across inclines, or when negotiating uneven terrain, such as a bumpy sidewalk, or unpaved surface, such as a gravel parking lot. They are generally faster than the 3-wheel models due to the reduced risk of tipping in corners. Many are additionally upgraded with front and rear suspensions to provide the smoothest ride possible on uneven terrain. While some of these models may be slightly more difficult to transport, many of them can be taken off-road due to their oversized tires, high ground clearance, power, and durability.

Heavy-Duty

Heavy-Duty mobility scooters are made for individuals who require the security of a mobility device with a weight capacity ranging from 350-500 lbs. They often have well built suspensions, reinforced frames, anti-tips, a wider array of custom seat widths, and high amp controllers for more power. They are good for outdoor use due to their ample power and sturdy construction.

Travel Scooters

Travel scooters, are designed for ease of transportation. These mobility scooters are lightweight and disassemble into small pieces that can fit in the trunk of a car or into a specially designed suitcase for air travel. Due to their foldable construction, travel scooters generally have lower weight restrictions and operate at a slower speed than non-travel scooters.

Competition

The home medical equipment market is highly competitive and rapidly evolving, resulting in a dynamic competitive environment with several dominant multi-national leaders.  We will compete with a number of existing companies as well as new companies which may enter the market with new products.

Most of our competitors have longer operating histories, greater name recognition, larger and more established client bases and significantly greater financial and marketing resources than we do.  These competitors are able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential clients.  In addition, many of our current or potential competitors, such as Drive Medical, have broad distribution channels that may be used to distribute competing mobility products directly to end-users or purchasers.

Drive Medical

Drive Medical manufactures a complete line of durable medical equipment including mobility products, bariatric products, wheelchairs, sleep surfaces and pressure prevention products, respiratory equipment, self-assist products, power operated wheelchairs, rehabilitation products, personal care products and electrotherapy devices. Currently, the Company has corporate offices and distribution facilities in the United States, Canada, the United Kingdom, Germany, Romania, China and Taiwan. Drive Medical Markets its products to people in North America, South America, Europe and Asia through retailers of home medical equipment, drugstores, catalogue companies and online retailers.

Active Care Medical

ActiveCare Medical designs, manufactures and distributes consumer power wheelchairs and electric mobility scooters and shrouded power chairs. Active Care mobility products are designed for maximum strength and lightest possible weight, with user-friendly positioning and comfortable, personal fit and safety for long duration indoor and outdoor activities. With headquarters in North Carolina, Active Care Medical sells their merchandise throughout North America and Europe through specialty retailers and online retailers.

FreeRider

FreeRider designs and manufactures its own designs of mobility scooters since 1995. FreeRider manufactures foldable scooters for travelling as well as indoor and outdoor scooters for everyday use in Taiwan. Their main marketing strategy is to sell to specialty retailers through industry tradeshows. They have distribution throughout Asia, Europe and North America.

Due to limited financing and fierce competition we may not be able to generate sustainable revenues and will have to cease operations.  In addition, it is possible that multinational wholesaler and retailers will increase their presence in the Russian market thereby achieving greater market penetration and placing additional competitive pressures on our business.

Our Business

Description of Business

Modern Mobility Aids is a wholesaler/distributor of mobility products such as scooters, power chairs, wheelchairs, walkers and canes in the Russian market. We plan to import, market and sell a range of mobility products to the Russian market. Scooters, wheelchairs and power chairs are used by mobility challenged individuals to achieve a greater level of independence from their caretakers. Users of mobility products include the elderly, individuals with paralysis, arthritis, weakness, coronary or lung issues and obesity. We do not manufacture the products we offer for sale.

We will focus our efforts on establishing relationships with local distributors in Russia. Once we establish a relationship, we will ship several product models, a catalogue with a price list, ordering instructions and user manuals to the customer. Once they receive an order, the distributor will place an order with Modern Mobility Aids, paid in full before shipment. The price will include the cost of the product, freight, custom brokerage fees and duties. Upon receipt of payment, Modern Mobility Aids will fulfill the order by purchasing products from manufacturer/dealer and shipping it to the customer.

Plan of Operations

Phase I – Offering Completion and Obtaining Initial Products

We expect to complete our offering within three to six months from the effective date of our registration statement.

To date, we have signed a broker agreement with OOO Elite Moto, a company based in Moscow, Russia. OOO Elite Moto will represent our products in the Moskovskaya Oblast’ region, which includes Moscow and the surrounding suburbs. We will pay the broker 5% commission calculated on the gross invoice received. We have sold $7,850 worth of products since signing the contract on April 26, 2010.

We will focus on selling scooters intended for indoor use in the Moscow region. Our plan is to continue establishing our presence in the Moscow region by working with OOO Elite Moto. After completion of our offering, we will purchase floor model samples of 2 models of indoor scooters to send to Elite Moto for use in client presentations. We will determine consumer demand for specific models of scooters intended for indoor use over 2-3 months after the completion of our offering. OOO Elite Moto will set up appointments with potential customers in the Moscow region. We estimate to spend between $5,000-7,000 on travel related expenses.

If we do not sell the minimum number of shares, we will communicate with OOO Elite Moto so they can do client presentations on our behalf.

We are a startup company with no proven industry history and we cannot guarantee that we will be able to buy scooters intended for indoor use at favorable prices. As a result, our profit margin will be affected by the higher prices that we have to pay to manufacturers. As of the date of this offering we have not signed any contracts or established relationships with manufacturers of mobility products. We plan to establish wholesale accounts with certain manufacturers of mobility equipment upon successful completion of this offering. There is no guarantee that our application for wholesale accounts will be approved by the manufacturers. We may not be able to purchase products at favorable wholesale prices, which will negatively impact our business.

We plan to spend approximately $18,000 during Phase I and complete it within three to five months from the time we sell the minimum number of shares. This budgeted figure includes the cost of buying initial product samples, travel expenses paying off our current liabilities and general working capital. If we do not sell the minimum number of shares, we will be forced to postpone completion of our plan of operations.

Phase II – Establish product offering and continue expansion.

Upon completion of Phase I, we will establish a primary list of products we will offer. We plan to focus on selling scooters intended for indoor use. We will select models based on consumer demand, pricing and availability, feedback from our broker OOO Elite Moto and from meetings and discussions with potential customers.

Once we have established the demand, we will continue to provide support to the broker in the area by providing sales materials, quotes, product information and overseeing the sales process. We anticipate spending $1,500-2,500 on translating, producing and shipping brochures and sales materials to OOO Elite Moto.

We expect to spend approximately $6,500 during Phase II of our Plan and complete it within three to five months upon completion of the Phase I of our Plan.

Phase III – Expand Territory Coverage

We plan to expand our sales efforts to other territories in the Russian market. We will attend “The Older Generation Expo” on March 24-27th, 2011, being held in St. Petersburg. By networking and establishing contacts in the industry, we will engage sales representatives in other areas of Russia. We expect to spend approximately $5,000-6,000 during Phase III. Due to our limited resources, and the start up nature of our business, we may not be able to sign agreements with other sales representatives. We expect to complete Phase III within four to five months after completion of Phase II.

Phase IV- Hire Additional Personnel

We plan to hire additional personnel, based on the activity level of our operations, product delivery requirements and our cash flow within twelve months from the effective date of our registration statement. In addition, to achieve our plans for future growth we will need to recruit, hire, train and retain other highly qualified sales and managerial personnel.  Competition for qualified employees is intense, and if we cannot attract, retain and motivate these additional employees, their absence could have a materially adverse effect on our business, financial condition or results of operations. All future hiring will be subject to financing and sufficient cash flow from operations. If we raise the minimum amount of proceeds from this offering we may not be able to hire additional employees.

Long-term Plan of Operations

Our long-term, five-year plan is to broaden our selection of products to include power chairs, wheelchairs, canes and home care products. In addition to expansion of our product lines, we plan to expand our sales territories to other Eastern European countries. There is no assurance we will be successful in completing our short-term plan of operations or achieving profitable operations necessary to implement our long-term plan.

Financing

We intend to raise a minimum of $40,000 and up to a maximum of $400,000 of gross proceeds from this Offering.  Management believes that if we raise the minimum amount we will have sufficient cash flow to meet our capital requirements for at least the next 12 months.  Management expects to keep operating costs to a minimum until cash is available through financing or operating activities.  If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Description of Property

We do not hold ownership or leasehold interest in any property.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and Directors and their respective ages as of the date of this Prospectus are as follows:

Name	Age	Position

Sergei Khorolski	60	President, Chief Executive Officer, Director
Valeri Politika	39	Secretary, Treasurer, Chief Financial Officer, Director

The Directors will serve as Directors until our next annual shareholder meeting or until a successor is elected who accepts the position.  Directors are elected for one-year terms.  Officers hold their positions at the will of the Board of Directors, absent any employment agreement.  There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Modern Mobility Aids affairs.

Mr. Sergei Khorolski has served as our President and Chief Executive Officer and a member of the Board of Directors since inception on December 19, 2007. Sergei Khorolski holds Bachelor of Science in Aviation degree and had been working as a commercial pilot for over 30 years, ten of which he was a captain of large commercial airplanes.  Mr. Khorolski is now retired and for the past five years has provided consulting services to various companies.

Mr. Valeri Politika has been our Chief Financial Officer, Secretary, Treasurer and a member of the Board of Directors since April 25, 2010.Valeri Politika holds a Mechanical Engineer degree and for the past five years has worked as a Chief Design Engineer for a private company “TTS Technologies “where he is involved in creating and developing many of the firm's designs.  His main responsibilities include helping his firm’s clients take prototype concepts from the design stage to mass production. Mr. Politika also participates in the design and modification of new mechanical products and technologies.  He also helps to manage local and overseas manufacturers, suppliers, prototype makers and mold makers.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on December 19, 2007 through June 30, 2010, our fiscal year end.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value &
							Nonquali-
						Non-Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)
Sergei Khorolski	2010	750	0	0	0	0	0	0	750 (i)
President, CEO	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

Valeri Politika, CFO,	2010	750	0	0	0	0	0	0	750(i)
Secretary & Treasurer	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

(i)              The company's president and chief financial officer provide consulting services to the company as per unwritten arrangement with the company at $250 per month starting April 2010. These services include: overseeing daily operations; corresponding with customers, vendors, business partners, professional firms and regulatory authorities; identifying potential products for our portfolio; monitoring the company’s reporting and compliance activities.

We have not entered into employment agreements with our directors and officers.

The following table sets forth information with respect to compensation paid by us to our directors during the period from inception on December 19, 2007 through June 30, 2010.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Sergei Khorolski	0	0	0	0	0	0	0
Valeri Politika	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed. There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of September 28, 2010, of our common stock by each of our Directors, and by all executive officers and Directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of September 28, 2010, there were 6,500,000 common shares issued and outstanding.  All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

				Percent of	Percent of
Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Before Offering	Class After Offering with Minimum Number of Shares Sold	Class After Offering with Maximum Number of Shares Sold
		(1)	(%)	(%)	(%)

Common	Sergei Khorolski President, CEO, and Director	3,500,000	53.85	36.08	9.10

Common	Valeri Politika ,Secretary, Treasurer, CFO and Director	3,000,000	46.15	30.92	7.78

	All Officers and Directors as a Group that consists of three persons	6,500,000	100.0	67.00	16.88
(1) - Includes shares that could be obtained by the named individuals within the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock or family members of these persons wherein the amount involved exceeds the lesser of $120,000 or one percent company's total assets at year end for the last completed fiscal year.

The company's president and chief financial officer provide consulting services to the company as per unwritten arrangement with the company at $250 per month starting April 2010. During the year ended June 30, 2010, management consulting services of $1,500 were charged to operations. As of June 30, 2010, the Company owed to Directors of the Company $1,500 for management consulting fees. Such amounts are unsecured, non-interest bearing, and have no terms for repayment.

During the period from December 19, 2007 (inception) to June 30, 2010, the Company issued 6,500,000 shares of common stock at $0.001 per share to its Directors and officers for total proceeds of $6,500.

We did not have any promoters besides our directors at any time during the past five fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of Modern Mobility Aids, Inc. consists of 75,000,000 common shares, $0.001 par value.  Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Modern Mobility Aids, whether voluntary or involuntary, to share equally in the assets of Modern Mobility Aids available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Modern Mobility Aids' Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Modern Mobility Aids’ common stock are entitled to dividends if declared by the Board of Directors out of funds legally available; therefore, Modern Mobility Aids does not anticipate the declaration or payment of any dividends in the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Modern Mobility Aids’ financial condition, capital requirements, general business conditions, and other factors.  Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

The re-sales of 32,000,000 shares of common stock registered in this Offering must either be registered or rely upon an exemption from registration. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder.  Our 6,500,000 issued and outstanding shares have been held since April 30, 2010, and are subject to the sale limitations imposed by Rule 144.  Under Rule 144, since our Directors an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

LEGAL PROCEEDINGS

No officer, Director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings which involve Modern Mobility Aids, Inc.

During the past ten years, Mr. Khorolski and Mr. Politika have not been the subject of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Khorolski or Mr. Politika were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Khorolski’s or Mr. Politika’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against  such  liabilities  is asserted by one of our  Directors, officers  or controlling persons in connection with the securities being registered, we will, unless in the  opinion  of our legal  counsel  the  matter has been  settled by controlling  precedent,  submit the question of whether such indemnification is against  public  policy to court of  appropriate  jurisdiction.  We will then be governed by the court's decision.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements included  in this  Prospectus  and the  Registration Statement  have been audited by Ronald R. Chadwick P.C., Registered Certified Public Accountants,  to the  extent  and for the  periods  set  forth in  their  report appearing  elsewhere in this document and in the  registration  statement  filed with the SEC,  and are  included  in reliance  upon such  report  given upon the authority of said firm as experts in auditing and accounting.

Synergen Law Group, our legal counsel, has provided an opinion on the validity of our common stock.  We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

ADDITIONAL INFORMATION

We have filed with the Commission a Registration Statement on Form S-1 under the 1933 Act with respect to the securities offered by this Prospectus.  This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement.  The Registration Statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

REPORTS TO SECURITY HOLDERS

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

FINANCIAL STATEMENTS

Index to Consolidated Financial Statements, June 30, 2010, 2009 and 2008 (Audited) ………………..………………….F-1

MODERN MOBILITY AIDS, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

JUNE 30, 2010, 2009 AND 2008

       Financial Statements-

          Balance Sheets as of June 30, 2010, 2009 and 2008......................................................... F-2

          Statements of Operations for the Years Ended June 30, 2010, and 2009, for the period from

             Inception through June 30, 2008, and Cumulative from Inception .................................. F-3

          Statement of Stockholders’ (Deficit) for the period from Inception through June 30, 2010 ................................................................................................ F-4

          Statements of Cash Flows for the Years Ended June 30, 2010, and 2009, for the period from

            Inception through June 30, 2008, and Cumulative from Inception .................................. F-5

        Notes to Financial Statements June 30, 2010, 2009, and 2008............................................ F-6

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Modern Mobility Aids, Inc.

Carson City, Nevada

I have audited the accompanying consolidated balance sheets of Modern Mobility Aids, Inc. (a development stage company) as of June 30, 2010, 2009 and 2008 and the related consolidated statements of operations, stockholders' (deficit) and cash flows for the years ended June 30, 2010 and 2009, the period from December 19, 2007 (inception) through June 30, 2008, and for the period from December 19, 2007 (inception) through June 30, 2010. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Modern Mobility Aids, Inc. as of June 30, 2010 and 2009 and the consolidated results of its operations and its cash flows for the years ended June 30, 2010 and 2009, the period from December 19, 2007 (inception) through June 30, 2008, and for the period from December 19, 2007 (inception) through June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado

August 3, 2010                                                                                  /s/ Ronald R. Chadwick, P.C.

                                                                                                             Ronald R. Chadwick, P.C.

MODERN MOBILITY AIDS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS (Note 1)

ASSETS
	June 30,	June 30,	June 30,
	2010	2009	2008
Current Assets:
Cash	$ 2,902	$ -	$ -
Total current assets	2,902	-	-

Total Assets	$ 2,902	$ -	$ -

LIABILITIES AND STOCKHOLDER'S ( DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$ 5,446	$ 1,767	$ 1,106
Due to related parties	1,500	-	-

Total current liabilities	6,946	1,767	1,106

Total liabilities	6,946	1,767	1,106

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $0.001 per share,
75,000,000 shares authorized;
6,500,000 shares issued and outstanding in 2010,
and Nil in 2009 and 2008	6,500	-	-
	-	-	-
(Deficit) accumulated during the development stage	(10,544)	(1,767)	(1,106)

Total stockholders' (deficit)	(4,044)	(1,767)	(1,106)

Total Liabilities and Stockholder's (Deficit)	$ 2,902	$ -	$ -

The accompanying notes to financial statements are
an integral part of these statements.

MODERN MOBILITY AIDS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS (NOTE 1)
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009, AND
FOR THE PERIOD FROM INCEPTION (DECEMBER 19, 2007) THROUGH JUNE 30, 2008,
AND CUMULATIVE FROM INCEPTION
(DECEMBER 19, 2007) THROUGH JUNE 30, 2010
				Cumulative
			Period From Inception	From Inception
			(December 19, 2007)	(December 19, 2007)
	Year Ended June 30,		Through June 30,	Through June 30,
	2010	2009	2008	Inception

Revenues, net	$ 7,850	$ -	$ -	$ 7,850

Cost of Revenues	5,158	-	-	5,158

Gross Profit	2,692	-	-	2,692

Expenses:
General and administrative-
Accounting and audit fees	3,000	-	-	3,000
Other	4,069	661	331	5,061
Consulting	4,400	-	-	4,400
Legal - Organization costs	-	-	775	775

Total operating expenses	11,469	661	1,106	13,236

(Loss) from Operations	(8,777)	(661)	(1,106)	(10,544)
	-	-	-
Other Income (Expense)	-	-	-	-

Provision for Income Taxes	-	-	-	-

Net (Loss)	$ (8,777)	$ (661)	$ (1,106)	$ (10,544)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$ (0.01)	$ -	$ -

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	1,132,877	-	-

The accompanying notes to financial statements are
an integral part of these statements.

MODERN MOBILITY AIDS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT) (NOTE 1)
FOR THE PERIOD FROM INCEPTION (DECEMBER 19, 2007)
THROUGH JUNE 30, 2010

			(Deficit)
			Accumulated
			During the
	Common stock		Development
Description	Shares	Amount	Stage	Total

Balance - December 19, 2007	-	$ -	$ -	$ -

Net (loss) for the period	-	-	(1,106)	(1,106)

Balance - June 30, 2008	-	-	(1,106)	(1,106)

Net (loss) for the year	-	-	(661)	(661)

Balance - June 30, 2009	-	-	(1,767)	(1,767)

Common stock issued for cash	6,500,000	6,500	-	6,500

Net (loss) for the year	-	-	(8,777)	(8,777)

Balance - June 30, 2010	6,500,000	$ 6,500	$ (10,544)	$ (4,044)

The accompanying notes to financial statements are
an integral part of these statements.

MODERN MOBILITY AIDS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOIDATED STATEMENTS OF OPERATIONS (NOTE 1)
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009, AND
FOR THE PERIOD FROM INCEPTION (DECEMBER 19, 2007) THROUGH JUNE 30, 2008,
AND CUMULATIVE FROM INCEPTION
(DECEMBER 19, 2007) THROUGH JUNE 30, 2010

				Cumulative
			Period From Inception	From Inception
			(December 19, 2007)	(December 19, 2007)
	Year Ended June 30,		Through June 30,	Through June 30,
	2010	2009	2008	2010

Operating Activities:
Net (loss)	$ (8,777)	$ (661)	$ (1,106)	$ (10,544)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Changes in Current Assets and Liabilities-
Accounts payable and accrued liabilities	3,679	661	1,106	5,446

Net Cash (Used in) Operating Activities	(5,098)	-	-	(5,098)

Investing Activities:
Purchases of property and equipment	-	-	-	-

Net Cash (Used in) Investing Activities	-	-	-	-

Financing Activities:
Proceeds from issurance of common stock	6,500	-	-	6,500
Due to related parties	1,500	-	-	1,500

Net Cash Provided by Financing Activities	8,000	-	-	8,000

Net Increase in Cash	2,902	-	-	2,902

Cash - Beginning of Period	-	-	-	-

Cash - End of Period	$ 2,902	$ -	$ -	$ 2,902

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -	$ -	$ -

Income taxes	$ -	$ -	$ -	$ -

The accompanying notes to financial statements are
an integral part of these statements.

MODERN MOBILITY AIDS, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010, 2009 AND 2008

1.     Summary of Significant Accounting Policies

     Basis of Presentation and Organization

Modern Mobility Aids, Inc. (the “Company”) is a Nevada corporation in the development stage and has minimal operations. The Company was incorporated under the laws of the State of Nevada on December 19, 2007 under the name Glider Inc. The Company changed its name to Modern Mobility Aids, Inc. on April 22, 2010.  The business plan of the Company is to sell and distribute products for mobility challenged individuals.

    Principles of Consolidation

The Company's consolidated financial statements for the year ended June 30, 2010, include the accounts of its wholly owned subsidiary Modern Mobility Aids, Inc., an Ontario, Canada, based company. The subsidiary was incorporated on September 2, 2009, during the year ended June 30, 2010. All significant intercompany balances and transactions have been eliminated on consolidation.

   Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

    Revenue Recognition

The Company is in the development stage and has realized minimal revenues from operations.  The Company recognizes revenues when the sale and/or distribution of products is complete, risk of loss and title to the products have transferred to the customer, there is persuasive evidence of an agreement, acceptance has been approved by its customer, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.  Net revenues are comprised of gross revenues less expected returns, trade discounts, and customer allowances that include costs associated with off-invoice markdowns and other price reductions, as well as trade promotions and coupons.  These incentive costs are recognized at the later of the date on which the Company recognized the related revenue or the date on which the Company offers the incentive.

     Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the periods.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the years ended June 30, 2010, and 2009 and for the period from inception (December 19, 2007) through June 30, 2008.

MODERN MOBILITY AIDS, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010, 2009 AND 2008

      Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”).  Under SFAS No. 109, now encompassed under ASC 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  Modern Mobility Aids establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

     Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods.  Considerable judgment is required in estimating fair value.  Accordingly, the estimates of fair value may not be indicative of the amounts Modern Mobility Aids could realize in a current market exchange.  As of June 30, 2010, 2009 and 2008, the carrying value of the Company’s financial instruments approximated fair value due to the short-term nature and maturity of these instruments.

     Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

     Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment of Disposal of Long-lived Assets,” which was adopted effective January 1, 2002.  Under SFAS No. 144, now encompassed under ASC 350, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value. For the years ended  June 30, 2010, and 2009 and for the period from inception (December 19, 2007) through June 30, 2008, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

MODERN MOBILITY AIDS, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010, 2009 AND 2008

     Advertising and Promotion

The Company expenses all advertising and promotion costs as incurred. The Company did not incur advertising and promotion costs during  the years ended  June 30, 2010, and 2009 and for the period from inception (December 19, 2007) through June 30, 2008.

     Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

     Estimates

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

2.             Development Stage Activities and Going Concern

The Company is in the development stage, and has minimal operations.  The business plan of the Company is to sell and distribute products for mobility challenged individuals.  During the period from December 19, 2007, through June 30, 2010, the Company was organized and incorporated, conducted a capital formation activity to raise $6,500 through the issuance of 6,500,000 shares of common stock, and realized minimal revenues.  The Company intends to conduct additional capital formation activities through the issuance of its common stock and to further conduct its operations.

While management of the Company believes that the Company will be successful in its planned operating activities under its business plan and capital formation activities, there can be no assurance that it will be successful in the sale and distribution of products for mobility challenged individuals or the formation of sufficient capital such that it will generate adequate revenues to earn a profit or sustain its operations.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United State of America, which contemplate continuation of the Company as a going concern.  The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since inception.  Further, as of June 30, 2010, and 2009, the Company had a working capital deficiency of $4,044, and $1,767, respectively.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern.

MODERN MOBILITY AIDS, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010, 2009 AND 2008

   3.     Capital Stock

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of $0.001 per share, and no other class of shares is authorized.

During the year ended June 30, 2010, the Company issued 6,500,000 shares of common stock at $0.001 per share to its Directors for total proceeds of $6,500.

As of June 30, 2010, the Company had not issued any shares nor granted any stock options under share-based compensation transactions.

   4.     Income Taxes

The provision (benefit) for income taxes for the years ended June 30, 2010 , and 2009, and for the period from inception (December 19, 2007) through June 30, 2008 were as follows (assuming a 15 percent effective tax rate):

	Year Ended		Period Ended
	June 30,		June 30,
	2010	2009	2008

Current Tax Provision:
Federal
Taxable income	$ -	$ -	$ -

Total current tax provision	$ -	$ -	$ -

Deferred Tax Provision:
Federal
Loss carryforwards	$ 1,582	$ 265	$ 166
Change in valuation allowance	(1,582)	(265)	(166)

Total deferred tax provision	$ -	$ -	$ -

The Company had deferred income tax assets as of June 30, 2010, 2009 and 2008 as follows:

	June 30,
	2010	2009	2008

Loss carryforwards	$ 10,544	$ 1,767	$1,106
Less - Valuation allowance	(10,544)	(1,767)	(1,106)

Total net deferred tax assets	$ -	$ -	$ -

As of June 30, 2010, the Company had approximately $10,544 in tax loss carry forwards that can be utilized in future periods to reduce taxable income, and begin to expire in the year 2028.

MODERN MOBILITY AIDS, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010, 2009 AND 2008

The Company provided a valuation allowance equal to the deferred income tax assets for the years ended June 30, 2010, and 2009, and the period from inception to June 30, 2008, because it is not presently known whether future taxable income will be sufficient to utilize the loss carry forwards.

   5.     Related Party Transactions

The President and the Chief Financial Officer of the Company provides management services to the Company.  During the year ended June 30, 2010, management services of $1,500 (June 30, 2009 and 2008 - $Nil) were charged to operations.

As of June 30, 2010, the Company owed to Directors of the Company $1,500 (November 30, 2009 and 2008 -$Nil) for management, consulting services provided to the Company. Such amounts are unsecured, non-interest bearing, and have no terms for repayment.

   6.   Recent Accounting Pronouncements

A new FASB standard - Statement No. 164, “Not-for-Profit Entities: Mergers and Acquisitions” (“No. 164”) was issued on May 22, 2009.  No. 164, now encompassed under ASC 820, is intended to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities. To accomplish that, this Statement establishes principles and requirements for how a not-for-profit entity:

a.       Determines whether a combination is a merger or an acquisition.

b.      Applies the carryover method in accounting for a merger.

c.       Applies the acquisition method in accounting for an acquisition, including determining which of the combining entities is the acquirer.

d.      Determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of a merger or an acquisition.

This Statement also improves the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition by amending Statement No. 142, “Goodwill and Other Intangible Assets,” to make it fully applicable to not-for-profit entities.

No. 164 is effective for mergers occurring on or after December 15, 2009, and acquisitions for which the acquisitions date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2009.  Early application is prohibited.  The management of Modern Mobility Aids does not expect the adoption of this pronouncement to have material impact on its financial statements.

A new FASB standard -Statement No. 165, “Subsequent Events” (“No. 165”) was issued on May 28, 2009.  No. 165, now encompassed under ASC 855, establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, No. 165 provides:

1.      The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

MODERN MOBILITY AIDS, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010, 2009 AND 2008

2.      The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.

3.      The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.  The management of Modern Mobility Aids does not expect the adoption of this pronouncement to have material impact on its financial

A new FASB standard - Statement No. 166, “Accounting for Transfers of Financial Assets- an amendment of FASB Statement No. 140” (“No. 166”) was issued in June 2009.  No. 166, now encompassed under ASC 860, is a revision to the Statement No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” and will require more information about transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets.  It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures.

 This statement is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009.  The management of Modern Mobility Aids does not expect the adoption of this pronouncement to have a material impact on its financial statements.

A new FASB standard - Statement No. 167, "Amendments to FASB Interpretation No. 46(R)" (“No. 167”) was issued in June 2009.  No. 167, now encompassed under ASC 810, amends certain requirements of Interpretation No. 46(R), “Consolidation of Variable Interest Entities” and changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.

This statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  The management of Modern Mobility Aids does not expect the adoption of this pronouncement to have a material impact on its financial statements.

A new FASB standard-Statement No.168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ("No. 168") was issued in June 2009.  No. 168, now encompassed under ASC 105, establishes the Accounting Standards Codification (the "Codification") to become the single official source of authoritative, nongovernmental U.S. generally accepted accounting principles (“GAAP”).  The Codification did not change GAAP but reorganizes the literature.

No. 168 is effective for interim and annual periods ending after September 15, 2009.  The management of Modern Mobility Aids does not expect the adoption of this pronouncement to have a material impact on its financial statements.

MODERN MOBILITY AIDS, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010, 2009 AND 2008

An Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” (“Update No. 2009-04”) was issued in August 2009. The Update No.2009-004 represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

An Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value” (“Update No.2009-05”) was issued in August 2009. The Update No.2009-05 provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this Update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

An Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99” (“Update No.2009-08”) was issued in September 2009. The Update No.2009-08 represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

An Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees” (“Update 2009-09”) was issued in September 2009.  This Update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

An Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)” (Update No.2009-12) was issued in September 2009.  The Update No.2009-12 provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting

MODERN MOBILITY AIDS, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010, 2009 AND 2008

entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

An Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash” (“The Update No.2010-01”) was issued in January 2010. The Update No.2010-01 clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the  Accounting Standards codification. The amendments in this Update also provide a technical correction to the Accounting Standards Codification. The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

An Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification” (“Update No. 2010-02”) was issued in January 2010.  The Update No.2010-02 provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1. A subsidiary or group of assets that is a business or nonprofit activity

2. A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

3. An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

MODERN MOBILITY AIDS, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2010, 2009 AND 2008

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.      Sales of in substance real estate.  Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

2.      Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions. If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by Modern Mobility Aids, Inc. (on behalf of itself and the selling stockholders) in connection with this Offering.  All amounts are estimates:

Accounting and audit fees	$3,000
Filing fees	800
Legal fees and expenses	4,000
Securities and Exchange Commission registration fee	30
Transfer Agent Fees	750

Total:	$8,580

IDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or Director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 6,500,000 shares of our common stock at a price of $0.001 per share to our Directors Sergei Khorolski (3,500,000) and Valeri Politika (3,000,000) on April 30, 2010.  The total amount received from this Offering was $6,500.  We completed this offering pursuant to Regulation S of the Securities Act.

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.  The investor acknowledged the following: subscriber is not a United States Person, nor is the subscriber acquiring the shares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the subscriber to purchase the units have been obtained from United States Persons.  For purposes of this Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

 (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

FINANCIAL STATEMENT SCHEDULES

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

EXHIBITS

The exhibits listed under here below are filed as part of this Form S-1:

3.1	Articles of Incorporation*
3.2 4.2	Bylaws* Subscription Agreement
5.1 10.1	Legal Opinion Brokerage Agreement*
23.1	Consent of Independent Registered Certified Public Accountants

* - Previously filed

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

                (a)           include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           reflect in the prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth  in this registration statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total dollar value of  securities  offered  would not exceed that which was  registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of prospectus  filed with the commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in the volume and price represent no more than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective registration Statement; and

                (c)           include any additional or changed material information on  the plan of distribution.

2.    That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.    To remove from registration by  means of a post-effective amendment any of the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

4.    That, for determining  our  liability  under  the  Securities  Act  to any purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this registration statement,  regardless  of  the  underwriting  method  used  to  sell  the securities to the purchaser, if the securities are offered or sold to       such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

(i)          any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant  to

Rule 424 (Section 230.424 of this chapter);

      (ii)      any free writing prospectus relating to the  offering  prepared by or on our behalf or used or referred to by us;

(iii)        the  portion  of any other free writing prospectus  relating  to  the offering containing  material  information about us or our securities provided by or on behalf of us; and

     (iv)  any other communication that is  an  offer in the offering made by us to the purchaser.

Each prospectus filed pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities  Act may be  permitted   to our  directors,  officers  and  controlling persons  pursuant to the provisions   above,   or  otherwise,   we have been advised that  in  the opinion  of  the   Securities   and  Exchange   Commission  such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our  directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, on September 28, 2010.

Modern Mobility Aids, Inc.

By:	/s/ Sergei Khorolski
Sergei Khorolski
President, Chief Executive Officer (Principal Executive Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Sergei Khorolski	President, CEO and Director	September 28, 2010
Sergei Khorolski
/s/ Valeri Politika	Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer and Director	September 28, 2010
Valeri Politika